Exhibit 99.1

Elevation Oncology Reports First Quarter 2024 Financial Results and Highlights Recent Business Achievements

-- Enrollment ongoing in Phase 1 clinical trial of EO-3021 in the U.S. and Japan; expect to announce initial safety and efficacy data by mid-3Q 2024, with additional data in 1H 2025 --

-- Presented preclinical proof-of-concept data for HER3-ADC program at AACR Annual Meeting; on-track to nominate development candidate in 2H 2024 --

-- Raised $44.2 million year-to-date through ATM facility, extending cash runway into 2026 --

Boston, Mass. May 2, 2024 – Elevation Oncology, Inc. (Nasdaq: ELEV), an innovative oncology company focused on the discovery and development of selective cancer therapies to treat patients across a range of solid tumors with significant unmet medical needs, today announced financial results for the quarter ended March 31, 2024, and highlighted recent business achievements.

“In recent months, we focused on advancing our growing pipeline of differentiated ADCs, each with broad therapeutic potential, and extending our cash runway into 2026, beyond upcoming milestones for EO-3021 and our HER3-ADC program,” said Joseph Ferra, President and Chief Executive Officer of Elevation Oncology. “At AACR, we shared preclinical proof-of-concept data from our HER3-ADC program, demonstrating HER3-dependent cell killing and robust anti-tumor activity. These data support continued development of our HER3-ADC program, and we look forward to nominating a development candidate later this year.”

Mr. Ferra continued, “In parallel, we continue to enroll patients in our Phase 1 clinical trial of EO-3021 in the U.S. and Japan. We remain on track to share details of our planned EO-3021 combination study in the first half of 2024, as well as initial safety and efficacy data from our ongoing trial by mid-third quarter, as we work to change the treatment paradigm for patients living with Claudin 18.2-expressing tumors, who are in significant need of new therapeutic options.”

Recent Business Achievements

●	In April 2024, Elevation Oncology presented preclinical proof-of-concept data from its HER3-ADC program at the American Association for Cancer Research (AACR) Annual Meeting. The data showed HER3-dependent cell killing and robust anti-tumor activity in a patient-derived xenograft model of pancreatic cancer with high HER3 expression, highlighting the therapeutic potential of Elevation Oncology’s HER3-ADC program across a range of HER3-expressing cancers.

Expected Upcoming Milestones

EO-3021:

●	Share details on planned Phase 1 combination study evaluating EO-3021 in the first half of 2024.
●	Provide update from ongoing Phase 1 clinical trial of EO-3021 at a corporate event by mid-third quarter 2024, including initial safety and efficacy data from at least three dose cohorts.
●	Additional data expected in the first half of 2025.

HER3-ADC:

●	Nominate development candidate from HER3-ADC program in the second half of 2024.

First Quarter 2024 Financial Results

As of March 31, 2024, the Company had cash, cash equivalents and marketable securities totaling $104.1 million, compared to $83.1 million as of December 31, 2023. The increase in cash reflects net proceeds of $29.7 million, which Elevation Oncology raised through its at-the-market (ATM) facility in the first quarter of 2024, partially offset by cash used to fund operating activities. Subsequent to the first quarter of 2024, Elevation Oncology raised an additional $14.5 million through its ATM facility.

Exhibit 99.1

Research and development (R&D) expenses for the first quarter of 2024 were $6.0 million, compared to $7.3 million for the first quarter 2023. The decrease in R&D expenses in the first quarter of 2024 was primarily due to decreased clinical trial expenses associated with Elevation Oncology’s former lead program, partially offset by increased clinical trial expenses associated with the ongoing EO-3021 Phase 1 trial.

General and administrative (G&A) expenses for the first quarter of 2024 were $3.9 million, compared to $4.3 million for the first quarter 2023. The decrease in G&A expenses in the first quarter of 2024 was primarily due to decreased administrative costs, including directors’ and officers’ insurance, and decreased personnel costs, including stock-based compensation.

Net loss for the first quarter of 2024 was $10.7 million, compared to $17.1 million for the first quarter of 2023.

Financial Outlook

Elevation Oncology expects its existing cash, cash equivalents and marketable securities as of March 31, 2024, together with the $14.5 million in net proceeds raised under its ATM facility subsequent to the first quarter of 2024, to be sufficient to fund its current operations into 2026.

About Elevation Oncology, Inc.

Elevation Oncology is an innovative oncology company focused on the discovery and development of selective cancer therapies to treat patients across a range of solid tumors with significant unmet medical needs. We are leveraging our antibody-drug conjugate (ADC) expertise to advance a novel pipeline, initially targeting two clinically validated targets in oncology, Claudin 18.2 and HER3. Our lead candidate, EO-3021, is a potential best-in-class ADC designed to target Claudin 18.2 and is currently being evaluated in a Phase 1 trial (NCT05980416) in patients with advanced, unresectable or metastatic solid tumors likely to express Claudin 18.2 including gastric, gastroesophageal junction, pancreatic or esophageal cancers. Additionally, we expect to nominate a development candidate for our second program, a HER3-targeting ADC for the treatment of patients with solid tumors that overexpress HER3, in 2024. For more information, visit www.ElevationOncology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated clinical and preclinical development activities, expected timing of announcements of clinical and preclinical results and trial details, potential benefits of Elevation Oncology’s product candidates, potential market opportunities for Elevation Oncology’s product candidates, the ability of Elevation Oncology’s product candidates to treat their targeted indications and Elevation Oncology’s expectations about its cash runway. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “will,” “would,” and other words and terms of similar meaning. Although Elevation Oncology believes that the expectations reflected in such forward-looking statements are reasonable, Elevation Oncology cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval are inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Elevation Oncology’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Elevation Oncology’s ability to advance its product candidates, the timing and results of preclinical studies and clinical trials, approvals and commercialization of product candidates, the receipt and timing of potential regulatory designations, Elevation Oncology’s ability to fund development activities and achieve development goals, Elevation Oncology’s ability to protect intellectual property, Elevation Oncology’s ability to establish and maintain collaborations with third parties, and other risks

Exhibit 99.1

and uncertainties described under the heading “Risk Factors” in documents Elevation Oncology files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Elevation Oncology undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Elevation Oncology Investor Contact

Hannah Deresiewicz, 212-362-1200

EVP, Managing Director, Stern Investor Relations, Inc.

hannah.deresiewicz@sternir.com

Exhibit 99.1

Selected Financial Information

(In thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2024	2023
Statement of Operations items:
Operating expenses:
Research and development	$6,011	$7,292
General and administrative	3,858	4,346
Restructuring charges	—	5,107
Total operating expenses	9,869	16,745
Loss from operations	(9,869)	(16,745)
Other income (expense):
Interest income (expense), net	115	(309)
Loss on extinguishment of debt	(942)	—
Total other income (expense), net	(827)	(309)
Loss before income taxes	(10,696)	(17,054)
Income tax expense	11	5
Net loss	$(10,707)	$(17,059)
Net loss per share, basic and diluted	$(0.23)	$(0.72)
Weighted average common shares outstanding, basic and diluted	47,371,882	23,618,559

Exhibit 99.1

Selected Financial Information

(In thousands, except share and per share data)

(unaudited)

Selected Balance Sheet items:	March 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$104,051	$83,107
Working capital[1]	105,553	83,819
Total assets	108,961	89,091
Long-term debt, net of discount	30,809	30,137
Total stockholders' equity	75,818	54,809

1 We define working capital as current assets less current liabilities.